UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  May 23, 2013
(Date of earliest event reported)

Atrion Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-10763	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 23, 2013, Atrion Corporation (the “Company”) held its 2013 annual meeting of stockholders.  At the annual meeting, there were 1,873,629 shares represented in person or by proxy, or 93.0% of the shares outstanding and entitled to vote as the record date, which constituted a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Item 1. Election of Directors.

Roger F. Stebbing and John P. Stupp, Jr., were elected as directors to serve until the annual meeting of stockholders to be held in 2016.  The voting was as follows:

	For	Withheld	Broker Non-votes
Roger F. Stebbing	1,341,284	189,041	343,304
John P. Stupp, Jr.	1,503,444	26,881	343,304

Item 2. Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Accountants for 2013.

The appointment of Grant Thornton, LLP as the Company’s independent accountants for 2013 was ratified with 1,865,347 votes in favor, 2,466 votes against and 5,816 abstentions.  There were no broker non-votes on this proposal.

Item 3. Advisory Vote to Approve the Compensation of Executive Officers.

The compensation of the Company’s executive officers was approved, on an advisory basis, with 1,444,095 votes in favor, 74,523 votes against, 11,707 abstentions and 343,304 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

By:	/s/ Jeffery Strickland
Jeffery Strickland
Vice President and Secretary and Treasurer

Date:           May 24, 2013